UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 30, 2017

Pershing Gold Corporation

(exact name of registrant as specified in its charter)

Nevada	000-54710	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1658 Cole Boulevard Building 6 - Suite 210 Lakewood, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 974-7248

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2017, Pamela Saxton was appointed to the Board of Directors (the “Board”) of Pershing Gold Corporation (the “Company”). Ms. Saxton has been appointed to serve on the Audit Committee and the Corporate Governance and Nominating Committee.

Ms. Saxton does not have a family relationship with any member of the Board nor any executive officer of the Company, and has not been a participant or had any interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between any of its directors, officers and Ms. Saxton pursuant to which she was selected to serve as a director of the Company. Ms. Saxton will receive compensation as a non-employee director in accordance with the Company's director compensation policies described in its Form 10-K/A for the year ended December 31, 2016.

In connection with her appointment to the Board, on October 30, 2017, the Board granted Ms. Saxton 8,621 restricted stock units pursuant to the Company’s 2013 Equity Incentive Plan (each unit consisting of the right to receive one share of the Company’s common stock) vesting in substantially equal installments on the first three anniversaries of the grant date, subject to acceleration upon termination of service on the Board or upon a change of control. The restricted stock units will be settled by the issuance of common stock upon termination of service on the Board or upon a change of control, all as set forth in the award agreement.

As previously reported, on April 13, 2017, the Company received notice from Nasdaq confirming that, as a result of the death of D. Scott Barr, one of the Company’s independent directors, the Company was not in compliance with Nasdaq's audit committee requirements as set forth in Nasdaq's Listing Rule 5605. As a result of Ms. Saxton’s appointment to the Audit Committee, there are now three independent directors serving on the Audit Committee, and therefore the Company has regained compliance with Nasdaq's audit committee requirements as set forth in Nasdaq's Listing Rule 5605(c)(2) within the cure period provided by Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2017

PERSHING GOLD CORPORATION

By:	/s/ Eric Alexander
Eric Alexander
Vice President Finance and Controller

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